UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 11, 2006


                              The FINOVA Group Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                1-11011                                 86-0695381
        (Commission File Number)              (IRS Employer Identification No.)

4800 N. Scottsdale Road, Scottsdale, Arizona                    85251-7623
  (Address of Principal Executive Offices)                      (Zip Code)

                                  480-636-4800
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.06     Material Impairments.
Item 8.01     Other Events.

Reference is made to the Registrant's prior disclosure of litigation against its subsidiary, FINOVA Capital Corporation (the "Company"), with respect to The Thaxton Group Inc. ("TGI") and several related entities (collectively, the "Thaxton Entities") contained in the Registrant's prior periodic filings with the Securities and Exchange Commission and its Form 8-K filed August 25, 2006.

The Registrant is filing this Form 8-K to report that on September 12, 2006, the Company reached a preliminary settlement (the "Settlement") to resolve all outstanding claims in the ongoing litigation between the Company, the Thaxton Entities, the holders of subordinated notes issued by the Thaxton Entities (the "Noteholders"), and the Official Committee of Unsecured Creditors of the Thaxton Entities. This preliminary settlement will settle all of the actions involving the Company and the Thaxton Entities, in particular the actions pending in the United States District Court for the District of South Carolina, Anderson Division (the "District Court"), including the June 2006 litigation commenced in the District Court, as well as claims in the Thaxton Entities chapter 11 proceedings (collectively, the "Thaxton Litigation").

Under the principal terms of the proposed Settlement, which was approved by the Registrant's Board of Directors on September 11, 2006, on the effective date of the Thaxton Entities plan of reorganization, the Company will receive all amounts paid by the Thaxton Entities to the Company since commencement of the Thaxton Entities chapter 11 proceedings in October 2003 (together with interest earned thereon), minus $16 million, plus interest actually earned thereon from August 16, 2006, which will be retained by the Thaxton Entities. In addition, the Company will receive complete releases from all Thaxton parties for all matters related to the Thaxton Entities. The proposed Settlement also requires that the summary judgment order of the District Court be vacated. The Settlement will be structured as a class action, and the Company will have the right to reject the Settlement if (i) more than $6 million principal amount of Thaxton subordinated notes opt out of the Settlement, and/or (ii) any of the current individual plaintiffs in the Gregory action opts out of the Settlement.

Consummation of the preliminary Settlement is subject to final documentation, approval by the District Court, the Thaxton bankruptcy court and the bankruptcy court in the Company's chapter 11 proceeding, notice to the class of the Settlement and final court approval of the settlement after hearings on the fairness of the Settlement. It is anticipated that consummation of the Settlement will not be implemented prior to early 2007.

Pursuant to an order of the Thaxton Entities bankruptcy court dated September 11, 2006, the Company has transferred all of the cash received from the Thaxton Entities since commencement of the Thaxton Entities chapter 11 case (October
2003), together with interest earned thereon (an aggregate of approximately




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$97.2 million), to a trust account to be held by Thaxton under order of the bankruptcy court. No funds in this account will be disbursed other than in accordance with the terms of the bankruptcy court order. Upon implementation of the Settlement as described above, all of these funds (including interest earned thereon), minus $16 million, plus interest actually earned thereon from August 16, 2006, will be returned to the Company.

In conjunction with the proposed Settlement, the Company expects to record a loss of approximately $9 million (without giving effect to any interest earned on the cash transferred as described above) on the carrying value as of June 30, 2006 of the Company's loan to the Thaxton Entities.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS -
Certain statements in this report are "forward-looking," in that they do not discuss historical fact, but instead reflect future expectations, projections, intentions, or other items. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include assumptions concerning the settlement discussed throughout this report and matters related to the settlement. They are also made in documents incorporated in this report by reference, or in which this report may be incorporated.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this report, the words "estimate," "expects," "anticipates," "believes," "plans," "intends" and similar expressions are intended to identify forward-looking statements that involve known and unknown risks and uncertainties. The risks, uncertainties and other factors that could cause the Registrant's actual results or performance to differ materially from those contemplated by the forward-looking statements include, but are not limited to whether the settlement will be implemented, along with the items set out in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006.

Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date of this report. The Registrant does not intend to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. The Registrant cannot predict the risk from reliance on forward-looking statements in light of the many factors that could affect their accuracy.






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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2006

                                    THE FINOVA GROUP INC.


                                       /s/ Richard A. Ross
                                    ------------------------------------
                                    Name:  Richard A. Ross
                                    Title: Senior Vice President, Chief
                                    Financial Officer and Treasurer